Exhibit 21.1

LIST OF SUBSIDIARIES

ALL STAR GAS INC OF ARIZONA
ALL STAR GAS INC OF ARKANSAS
ALL STAR GAS INC OF COLORADO
ALL STAR GAS INC OF JACKSONVILLE
ALL STAR GAS INC OF MISSOURI
ALL STAR GAS INC OF SOUTH CAROLINA
ALL STAR GAS INC OF WYOMING
ALL STAR DEVELOPMENT LLC
RED TOP GAS INC
ALL STAR GAS TRANSPORTS INC - MO
UTILITY COLLECTION CORPORATION
ALL STAR GAS FIELD SERVICES CORP
ALL STAR ENERGY SERVICES INC

ALL STAR GAS INC OF CALIFORNIA
ALL STAR GAS INC OF IDAHO
ALL STAR GAS INC OF ARMA
EMPIRE UNDERGROUND STORAGE INC
ALL STAR GAS INC OF LOUISIANA
ALL STAR GAS INC OF MICHIGAN
ALL STAR GAS INC OF NORTH CAROLINA
ALL STAR GAS INC OF TEXAS
ALL STAR GAS INC OF WASHINGTON
ALL STAR GAS INC OF INDIANA

                                       23